UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

Eagle Rock Energy Partners, L.P. (the “Partnership,”) is filing this Current Report on Form 8-K to provide certain operational updates and to update certain previously disclosed expectations regarding the recently acquired BP America Production (“BP”) Texas Panhandle midstream assets.

Kelly 1-2H Update

The Partnership-operated Kelly 1-2H well, located in Stephens County, Oklahoma in the Southeast Cana Shale play (also known as the South Central Oklahoma Oil Province or SCOOP play) began to flow to sales on March 7, 2013. The well came on line producing at a stabilized rate of approximately 4.5 MMcf per day of natural gas and 660 barrels of oil per day. Eagle Rock holds a 72% working interest in the well. The initial performance of the Kelly 1-2H improves upon that of the successful Beckham 1-27H well the Partnership completed in the SCOOP play during the third quarter of 2012.

Contribution Estimate Update from Acquired BP Texas Panhandle Assets

Following the fourth quarter 2012 earnings release on February 26, 2013, the Partnership received new information related to the system the Partnership acquired from BP, which operated the system through the fourth quarter in accordance with a transition services agreement. The Partnership was informed that the cost of product sold on the system was higher than had been originally communicated. The Partnership does not view the resulting change to its fourth quarter net income or Adjusted EBITDA as material to its previously reported financial information. Given this new information and the initial results of the system for January 2013, the acquired assets' expected contribution to the Partnership's Adjusted EBITDA for the full-year 2013 is consistent with the Partnership's stated expectations at the time of the acquisition that the purchase price was in the range of 9x-10x the expected annual Adjusted EBITDA contribution, but is running below the $6.8 million quarterly Adjusted EBITDA run-rate mentioned on the Partnership's fourth quarter 2012 earnings conference call.

Impact of Winter Storms in the Texas Panhandle

In late February 2013, a substantial winter storm moved through the Texas Panhandle, bringing blizzard conditions with over a foot of snowfall and wind gusts of up to 75 mph. None of the Partnership's processing facilities were damaged in the storm, but throughput rates fell as certain wells gathered into the system experienced freeze-offs. The Partnership has not yet quantified the financial impact of the storm but does not anticipate that it will be material to its overall results of operations.

The information set forth in this Item 7.01 includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Item 7.01 that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership's control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership's risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, marketing, and trading of natural gas and natural gas liquids, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2012, as well as any other public filings and press releases.

The information in this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: March 11, 2013	By:	/s/ Jeffrey P. Wood
Jeffrey P. Wood
Senior Vice President and Chief Financial Officer